Filed Pursuant to Rule 424(b)(2)

Registration No. 333-216046

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)
0.125% Notes due August 3, 2026	$556,650,000	98.768%	$549,792,072.00	$66,634.80
0.800% Notes due August 1, 2031	$834,975,000	98.687%	$824,011,778.25	$99,870.23
1.450% Notes due August 1, 2039	$834,975,000	98.461%	$822,124,734.75	$99,641.52

(1)	€2,000,000,000 aggregate principal amount of notes will be issued. $2,226,600,000 Amount to be Registered is based on the July 29, 2019 euro/U.S.$ exchange rate of euro 1/U.S.$1.1133.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The total registration fee due for this offering is $266,146.55.
(3)	Paid herewith.

Prospectus Supplement to Prospectus dated February 14, 2017

Philip Morris International Inc.

€500,000,000 0.125% Notes due 2026

€750,000,000 0.800% Notes due 2031

€750,000,000 1.450% Notes due 2039

The notes due 2026 will mature on August 3, 2026, the notes due 2031 will mature on August 1, 2031 and the notes due 2039 will mature on August 1, 2039. Interest on the notes due 2026 is payable annually on August 3 of each year, beginning August 3, 2020. Interest on the notes due 2031 is payable annually on August 1 of each year, beginning August 1, 2020. Interest on the notes due 2039 is payable annually on August 1 of each year, beginning August 1, 2020. We may redeem any of the notes due 2026, the notes due 2031 and the notes due 2039 at the applicable redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date. See “Description of Notes—Optional Redemption” of this prospectus supplement. We may also redeem the notes of each series prior to maturity if specified events occur involving United States taxation. The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Application will be made to have the notes listed on the New York Stock Exchange.

See “Risk Factors” on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount		Proceeds to Us (before expenses)
	Per Note	Total	Per Note	Total	Per Note	Total
0.125% Notes due 2026	98.768%	€493,840,000	0.225%	€1,125,000	98.543%	€492,715,000
0.800% Notes due 2031	98.687%	€740,152,500	0.300%	€2,250,000	98.387%	€737,902,500
1.450% Notes due 2039	98.461%	€738,457,500	0.400%	€3,000,000	98.061%	€735,457,500

The public offering prices set forth above do not include accrued interest. Interest on the notes of each series will accrue from August 1, 2019.

The underwriters expect to deliver the notes of each series to purchasers in book-entry form through Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, on or about August 1, 2019.

Joint Book-Running Managers

Barclays	Credit Suisse	Deutsche Bank	HSBC	J.P. Morgan	Santander	Société Générale Corporate & Investment Banking

Co-Managers

BBVA	UBS Investment Bank

Prospectus Supplement dated July 29, 2019

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the attached prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If the information varies between this prospectus supplement and the attached prospectus, the information in this prospectus supplement supersedes the information in the attached prospectus. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus supplement, any related free writing prospectus or the attached prospectus, nor any sale made hereunder and thereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, any related free writing prospectus or the attached prospectus, regardless of the time of delivery of such document or any sale of securities offered hereby or thereby, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

In connection with the issuance of the notes, Barclays Bank PLC, as stabilizing manager (or persons acting on its behalf), may over-allot notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than 30 calendar days after the date on which Philip Morris International Inc. received the proceeds of the issue, or no later than 60 calendar days after the date of the allotment of the notes, whichever is the earlier. Such stabilization shall be conducted in accordance with all applicable laws and rules.

i

The distribution of this prospectus supplement and the attached prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the attached prospectus come are required by us and the underwriters to inform themselves about, and to observe, any applicable restrictions. This prospectus supplement and the attached prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Offering Restrictions” in this prospectus supplement.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “New Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been, or will be, prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II Product Governance / Professional Investors and ECPs Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and attached prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors as defined in the New Prospectus Regulation and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and attached prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or attached prospectus or any of their contents.

This prospectus supplement and attached prospectus have not been approved for the purposes of Section 21 of the UK Financial Services and Markets Act 2000 (as amended, “FSMA”) by a person authorized under FSMA. This prospectus supplement and the attached prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which Section 21(1) of FSMA does not apply.

The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

ii

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains the terms of this offering of notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the attached prospectus. If information in this prospectus supplement or the information that is incorporated by reference in this prospectus supplement is inconsistent with the attached prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the attached prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the attached prospectus and any related free writing prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Documents Incorporated by Reference” in this prospectus supplement and “Where You Can Find More Information” in the attached prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2018, the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2019 that are incorporated by reference therein, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and our Current Reports on Form 8-K filed with the SEC on January 29, 2019, February 12, 2019, March 7, 2019, May 1, 2019, May 1, 2019 and May 23, 2019.

Application will be made to have the notes listed on the New York Stock Exchange. We cannot guarantee that listing will be obtained.

Trademarks and servicemarks in this prospectus supplement and the attached prospectus appear in bold italic type and are the property of or licensed by our subsidiaries.

Philip Morris International Inc. is a Virginia holding company incorporated in 1987. Unless otherwise indicated, all references in this prospectus supplement to “PMI,” “us,” “our,” or “we” refer to Philip Morris International Inc. and its subsidiaries.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and all financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

References to “€” and “euro” are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

We may from time to time make written or oral forward-looking statements, including in information included or incorporated by reference in this prospectus supplement and the attached prospectus. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Our reduced-risk products (“RRPs”) constitute a new product category in its early stages that is less predictable than our mature cigarette business. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and whether to invest in or remain invested in the notes. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we have identified important factors in this prospectus supplement and in the documents incorporated by reference that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by us; any such statement is qualified by reference to these cautionary statements. We elaborate on these and other risks we face in this prospectus supplement and in the documents incorporated by reference. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider risks discussed in this prospectus supplement and in the documents incorporated by reference to be a complete discussion of all potential risks or uncertainties. We do not undertake to update any forward-looking statement that we may make from time to time, except in the normal course of our public disclosure obligations.

SUMMARY OF THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the notes, please refer to the section entitled “Description of Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the attached prospectus.

Issuer	Philip Morris International Inc.

Securities Offered	€500,000,000 total principal amount of 0.125% notes due 2026, maturing August 3, 2026.

€750,000,000 total principal amount of 0.800% notes due 2031, maturing August 1, 2031.

€750,000,000 total principal amount of 1.450% notes due 2039, maturing August 1, 2039.

Interest Rates	The notes due 2026 will bear interest from August 1, 2019 at the rate of 0.125% per annum.

The notes due 2031 will bear interest from August 1, 2019 at the rate of 0.800% per annum.

The notes due 2039 will bear interest from August 1, 2019 at the rate of 1.450% per annum.

Interest Payment Dates	For the notes due 2026, August 3 of each year, beginning on August 3, 2020.

For the notes due 2031, August 1 of each year, beginning on August 1, 2020.

For the notes due 2039, August 1 of each year, beginning on August 1, 2020.

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. Because we are a holding company, the notes will effectively rank junior to any indebtedness or other liabilities of our subsidiaries. The indenture does not limit the amount of debt or other liabilities we or our subsidiaries may issue.

Optional Redemption	Prior to May 3, 2026 (the date that is three months prior to the scheduled maturity date for the notes due 2026), we may, at our option, redeem the notes due 2026, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the notes due 2026 to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after May 3, 2026 (the date that is three months prior to the scheduled maturity date for the notes due 2026), we may, at our option, redeem the notes due 2026, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes due 2026 to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to May 1, 2031 (the date that is three months prior to the scheduled maturity date for the notes due 2031), we may, at our option, redeem the notes due 2031, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the notes due 2031 to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after May 1, 2031 (the date that is three months prior to the scheduled maturity date for the notes due 2031), we may, at our option, redeem the notes due 2031, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes due 2031 to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to May 1, 2039 (the date that is three months prior to the scheduled maturity date for the notes due 2039), we may, at our option, redeem the notes due 2039, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the notes due 2039 to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after May 1, 2039 (the date that is three months prior to the scheduled maturity date for the notes due 2039), we may, at our option, redeem the notes due 2039, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes due 2039 to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

See “Description of Notes—Optional Redemption.”

Optional Tax Redemption	We may redeem all, but not part, of the notes of each series upon the occurrence of specified tax events described under the heading “Description of Notes—Redemption for Tax Reasons” in this prospectus supplement.

Covenants	We will issue the notes of each series under an indenture containing covenants that restrict our ability, with significant exceptions, to:

•	incur debt secured by liens; and

•	engage in sale and leaseback transactions.

Use of Proceeds	We will receive net proceeds (before expenses) from this offering of approximately €1,966,075,000. We intend to add the net proceeds to our general funds, which may be used:

•	for general corporate purposes;

•	to repay outstanding commercial paper and refinance our outstanding euro denominated 1.750% Notes due 2020;

•	to meet our working capital requirements; or

•	to repurchase our common stock.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.

Listing	Application will be made to list the notes of each series on the New York Stock Exchange.

Clearance and Settlement	The notes of each series will be issued only in registered, book-entry form. There will be one or more global notes deposited with a common depositary on behalf of Euroclear and Clearstream and registered in the name of the common depositary or its nominee. Except in the limited circumstances described under “Description of Notes—Book-Entry; Delivery and Form; Global Notes,” notes in certificated form will not be issued or exchanged for interests in global notes.

Governing Law	The notes of each series will be governed by the laws of the State of New York.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” and the documents incorporated or deemed to be incorporated by reference herein for a discussion of the factors you should consider carefully before deciding to invest in the notes.

Trustee, Paying Agent and Registrar	HSBC Bank USA, National Association.

RISK FACTORS

You should carefully consider all the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes. In particular, we urge you to consider carefully the factors set forth under “Forward-Looking and Cautionary Statements” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2019 and June 30, 2019, which we have incorporated by reference in this prospectus supplement.

CURRENCY CONVERSION AND FOREIGN EXCHANGE RISKS

Investors will be required to pay for the notes in euro. If, however, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of Notes—Issuance in Euro.”

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “—Foreign Exchange Risk” below.

As of July 29, 2019, the euro/U.S. dollar rate of exchange was euro 1/U.S.$1.1133.

Foreign Exchange Risk

An investment in notes which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the home currency), entails significant risks not associated with a similar investment in a security denominated in the home currency. These include the possibility of:

•	significant changes in rates of exchange between the home currency and the euro, and

•	the imposition or modification of foreign exchange controls with respect to the euro.

We have no control over a number of factors affecting this type of note, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the euro, have been highly volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the home currency could result in a decrease in the effective yield of the notes below the coupon rate, and in certain circumstances, could result in a loss to you on a home currency basis. An investment in the notes may also have important tax consequences as a result of any foreign currency exchange gains or losses. See “Certain U.S. Federal Income Tax Considerations.”

This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

Clearing Systems Risk

The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

THE COMPANY

We are leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. We are a leading international tobacco company engaged in the manufacture and sale of cigarettes, smoke-free products and associated electronic devices and accessories, and other nicotine-containing products in markets outside the United States of America. We are building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, we aim to ensure that our smoke-free products meet adult consumer preferences and rigorous regulatory requirements. Our smoke-free IQOS product portfolio includes heat-not-burn and nicotine-containing vapor products.

We manage our business in six reportable segments:

•	European Union;

•	Eastern Europe;

•	Middle East & Africa, which includes our international duty free business;

•	South & Southeast Asia;

•	East Asia & Australia; and

•	Latin America & Canada.

Our cigarettes are sold in more than 180 markets, and in many of these markets they hold the number one or number two market share position. We have a wide range of premium, mid-price and low-price brands. Our portfolio comprises both international and local brands. In addition to the manufacture and sale of cigarettes, we are engaged in the development and commercialization of RRPs. RRPs is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.

Our principal executive offices are located at Philip Morris International Inc., 120 Park Avenue, New York, New York 10017-5579, our telephone number is +1 (917) 663-2000 and our website is www.pmi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the attached prospectus.

USE OF PROCEEDS

We will receive net proceeds (before expenses) from this offering of approximately €1,966,075,000. We intend to add the net proceeds to our general funds, which may be used:

•	for general corporate purposes;

•	to repay outstanding commercial paper and refinance our outstanding euro denominated 1.750% Notes due 2020;

•	to meet our working capital requirements; or

•	to repurchase our common stock.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.

SUMMARY OF SELECTED HISTORICAL FINANCIAL DATA

The following table presents our summary of selected historical financial data which have been derived from and should be read along with, and are qualified in their entirety by reference to, our financial statements and the accompanying notes to those statements and the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2019 and June 30, 2019, which we have incorporated by reference in this prospectus supplement.

The summary of selected historical financial data is not necessarily indicative of our future performance.

	Year Ended December 31,		Six Months Ended June 30,
	2017	2018	2018	2019
	(in millions except per share amounts)
Consolidated Statement of Earnings Data:
Revenues including excise taxes	$78,098	$79,823	$39,526	$37,692
Excise taxes on products	49,350	50,198	24,904	23,242

Net revenues	28,748	29,625	14,622	14,450
Cost of sales	10,432	10,758	5,359	5,130

Gross profit	18,316	18,867	9,263	9,320
Marketing, administration and research costs	6,647	7,408	3,701	4,048
Amortization of intangibles	88	82	43	35

Operating income	11,581	11,377	5,519	5,237
Interest expense, net	914	665	395	302
Pension and other employee benefit costs	78	41	12	41

Earnings before income taxes	10,589	10,671	5,112	4,894
Provision for income taxes	4,307	2,445	1,203	1,035
Equity investments and securities (income)/loss, net	(59)	(60)	(33)	(41)

Net earnings	6,341	8,286	3,942	3,900
Net earnings attributable to noncontrolling interests	306	375	188	227

Net earnings attributable to PMI	$6,035	$7,911	$3,754	$3,673

Earnings Per Share Data:
Basic earnings per share	$3.88	$5.08	$2.41	$2.36
Diluted earnings per share	$3.88	$5.08	$2.41	$2.36

	As of December 31,			As of June 30,
	2017	2018		2019
	(in millions)			(in millions)
Balance Sheet Data:
Cash and cash equivalents	$8,447	$6,593		$4,008
Trade receivables	3,194	2,950		3,506
Other receivables	544	614		568
Inventories	8,806	8,804		8,255
Other current assets	603	481		826

Total current assets	21,594	19,442		17,163
Property, plant and equipment, at cost	14,566	14,557		14,534
Less accumulated depreciation	7,295	7,356		7,617

	7,271	7,201		6,917
Goodwill	7,666	7,189		5,828
Other intangible assets, net	2,432	2,278		2,130
Investments in unconsolidated subsidiaries and equity securities	1,074	1,269		4,665
Deferred income taxes	1,007	977		1,042
Other assets	1,924	1,445		2,178

Total assets	$42,968	$39,801		$39,923

Short-term borrowings	499	730		269
Current portion of long-term debt	2,506	4,054		4,762
Accounts payable	2,242	2,068		1,708
Other current liabilities	10,715	10,339		11,307
Long-term debt	31,334	26,975		24,858
Deferred income taxes	799	898		786
Employment costs	2,271	3,083		2,952
Income taxes and other liabilities	2,832	2,393		2,690
Total stockholders’ deficit	(10,230)	(10,739)		(9,409)

Total liabilities and stockholders’ (deficit) equity	$42,968	$39,801		$39,923

DESCRIPTION OF NOTES

The following description of the particular terms of the notes, which we refer to as the “notes,” supplements the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” beginning on page 2 in the attached prospectus. The attached prospectus contains a detailed summary of additional provisions of the notes and of the indenture, dated as of April 25, 2008, between Philip Morris International Inc. and HSBC Bank USA, National Association, as trustee, under which the notes will be issued. The following description supersedes the description of the debt securities in the attached prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the attached prospectus.

Certain Terms of the 0.125% Notes due 2026

The notes due 2026 are a series of debt securities described in the attached prospectus, which will be senior debt securities, will be initially issued in the aggregate principal amount of €500,000,000 and will mature on August 3, 2026.

The notes due 2026 will bear interest at the rate of 0.125% per annum from August 1, 2019, payable annually in arrears on August 3 of each year, commencing August 3, 2020, to the persons in whose names the notes due 2026 are registered at the close of business on the preceding July 19, the record date.

Certain Terms of the 0.800% Notes due 2031

The notes due 2031 are a series of debt securities described in the attached prospectus, which will be senior debt securities, will be initially issued in the aggregate principal amount of €750,000,000 and will mature on August 1, 2031.

The notes due 2031 will bear interest at the rate of 0.800% per annum from August 1, 2019, payable annually in arrears on August 1 of each year, commencing August 1, 2020, to the persons in whose names the notes due 2031 are registered at the close of business on the preceding July 17, the record date.

Certain Terms of the 1.450% Notes due 2039

The notes due 2039 are a series of debt securities described in the attached prospectus, which will be senior debt securities, will be initially issued in the aggregate principal amount of €750,000,000 and will mature on August 1, 2039.

The notes due 2039 will bear interest at the rate of 1.450% per annum from August 1, 2019, payable annually in arrears on August 1 of each year, commencing August 1, 2020, to the persons in whose names the notes due 2039 are registered at the close of business on the preceding July 17, the record date.

General

Interest on the notes of each series will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or August 1, 2019 if no interest has been paid on the notes due 2026, the notes due 2031 or the notes due 2039, respectively), to but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association.

In some circumstances, we may elect to discharge our obligations on the notes through full defeasance or covenant defeasance. See “Description of Debt Securities—Defeasance” beginning on page 11 of the attached prospectus for more information about how we may do this.

We may, without the consent of the holders of either series of notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes of such series, except for the public offering price and issue date. Any additional notes of a series having such similar terms, together with the applicable series of notes, will constitute a single series of notes under the indenture. No additional notes of a series may be issued if an event of default has occurred with respect to the applicable series of notes.

The notes will not be entitled to any sinking fund.

Optional Redemption

Prior to May 3, 2026 (the date that is three months prior to the scheduled maturity date for the notes due 2026), we may, at our option, redeem the notes due 2026, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes due 2026 to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the notes to be redeemed that would be due if such notes were due on May 3, 2026 (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (Actual/Actual (ICMA)), at a rate equal to the applicable Comparable Government Bond Rate (as defined below) plus 15 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after May 3, 2026 (the date that is three months prior to the scheduled maturity date for the notes due 2026), we may, at our option, redeem the notes due 2026, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof) at a redemption price equal to 100% of the principal amount of the notes due 2026 to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to May 1, 2031 (the date that is three months prior to the scheduled maturity date for the notes due 2031), we may, at our option, redeem the notes due 2031, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes due 2031 to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the notes to be redeemed that would be due if such notes were due on May 1, 2031 (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (Actual/Actual (ICMA)), at a rate equal to the applicable Comparable Government Bond Rate (as defined below) plus 25 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after May 1, 2031 (the date that is three months prior to the scheduled maturity date for the notes due 2031), we may, at our option, redeem the notes due 2031, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof) at a redemption price equal to 100% of the principal amount of the notes due 2031 to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to May 1, 2039 (the date that is three months prior to the scheduled maturity date for the notes due 2039), we may, at our option, redeem the notes due 2039, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes due 2039 to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the notes to be redeemed that would be due if such notes were due on May 1, 2039 (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (Actual/Actual (ICMA)), at a rate equal to the applicable Comparable Government Bond Rate (as defined below) plus 25 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after May 1, 2039 (the date that is three months prior to the scheduled maturity date for the notes due 2039), we may, at our option, redeem the notes due 2039, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof) at a redemption price equal to 100% of the principal amount of the notes due 2039 to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the applicable series of notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Independent Investment Bank.

“Independent Investment Bank” means one of the Reference Bond Dealers that we appoint as the Independent Investment Bank from time to time.

“Reference Bond” means, in relation to any Comparable Government Bond Rate calculation, a German government bond whose maturity is closest to the maturity of the applicable series of notes, or if we or the Independent Investment Bank considers that such similar bond is not in issue, such other German government bond as we or the Independent Investment Bank, with the advice of three brokers of, and/or market makers in, German government bonds selected by us or the Independent Investment Bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Reference Bond Dealer” means (A) each of Barclays Bank PLC, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc and Société Générale (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by us.

“Remaining Scheduled Payments” means, with respect to the applicable note to be redeemed, the remaining scheduled payments of principal of and interest on the relevant note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a note, the amount of the next succeeding scheduled interest payment on the relevant note will be reduced by the amount of interest accrued on the applicable note to, but excluding, the redemption date.

If money sufficient to pay the redemption price on the applicable notes (or portions thereof) to be redeemed on the applicable redemption date is deposited with the trustee or paying agent on or before the applicable redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

We will, or will cause the trustee or paying agent on our behalf to, mail notice of a redemption to holders of the applicable notes to be redeemed by first-class mail (or otherwise transmit in accordance with applicable procedures of Euroclear/Clearstream) at least 15 and not more than 45 days prior to the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable notes or any portions thereof called for redemption. On or before the applicable redemption date, we will deposit with the trustee or paying agent or set aside, segregate and hold in trust (if we are acting as paying agent), funds sufficient to pay the redemption price of, and accrued and unpaid interest on, such notes to be redeemed on that redemption date. If fewer than all of the notes of the series of notes due 2026, the series of notes due 2031 or the series of notes due 2039 are to be redeemed, the trustee or paying agent will select, not more than 60 days prior to the redemption date, the particular notes or any portions thereof for redemption from the outstanding notes not previously called by such method as the trustee or paying agent deems fair and appropriate and in accordance with the applicable procedures of the depositary; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part.

We may at any time, and from time to time, purchase notes of any series at any price or prices in the open market or otherwise.

Issuance in Euro

Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, we are unable to obtain euro due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Book-Entry; Delivery and Form; Global Notes

We have obtained the information in this section concerning Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The notes will be offered and sold only in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes of each series will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear Participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in this prospectus supplement under “Currency Conversion and Foreign Exchange Risks” and “—Issuance in Euro.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear Participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear Participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear Participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

If,

•	Clearstream or Euroclear is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor we have approved a qualified successor within 90 days; or

•	upon the request of a holder upon the occurrence and continuance of an event of default with respect to the notes of either series,

we will issue notes of the relevant series in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof in definitive form in exchange for, all or part, as the case may be, the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or relevant agent of ours or the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the notes of either series shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

Notices

Notices to holders of the notes will be sent by mail or email to the registered holders and will be published, whether the notes are in global or definitive form, and, so long as the notes of each series are listed on the New York Stock Exchange, in a daily newspaper of general circulation in the City of New York. It is expected that publication will be made in the City of New York in The Wall Street Journal. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

Restrictive Covenants

The indenture limits the amount of liens (subject to certain exceptions described in “Description of Debt Securities—Restrictive Covenants” in the attached prospectus) that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. Notwithstanding the foregoing, we and/or any of our Subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described in this paragraph, without securing debt securities issued under the indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the liens plus the value of Sale and Leaseback Transactions does not at the time exceed 15% of Consolidated Net Tangible Assets. The indenture also restricts our ability to engage in Sale and Leaseback Transactions under certain circumstances. See “Description of Debt Securities—Restrictive Covenants—Sale and Leaseback Transactions” in the attached prospectus.

At June 30, 2019, our Consolidated Net Tangible Assets were $12.1 billion.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of any note who is a non-United States person (as defined below) such additional amounts as may be necessary to ensure that every net payment on such note, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided in such note to be then due and payable. However, we will not pay additional amounts if the beneficial owner is subject to taxation solely for reasons other than its ownership of the note, nor will we pay additional amounts for or on account of:

(a) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than the mere fact of being a beneficial owner of a note)

between the beneficial owner (or between a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) of a note and the United States, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

(b) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) (1) being or having been present in, or engaged in a trade or business in, the United States, (2) being treated as having been present in, or engaged in a trade or business in, the United States, or (3) having or having had a permanent establishment in the United States;

(c) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization, or being a corporation that accumulates earnings to avoid United States federal income tax;

(d) any tax, assessment or other governmental charge imposed on a beneficial owner that actually or constructively owns 10% or more of the total combined voting power of all of our classes of stock that are entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended, or the Code;

(e) any tax, assessment or other governmental charge that is payable by any method other than withholding or deduction by us or any paying agent from payments in respect of such note;

(f) any gift, estate, inheritance, sales, transfer, personal property or excise tax or any similar tax, assessment or other governmental charge;

(g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment in respect of any note if such payment can be made without such withholding by at least one other paying agent;

(h) any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i) any tax, assessment or other governmental charge imposed as a result of the failure of the beneficial owner to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note, if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(j) any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(k) any tax, assessment or other governmental charge imposed pursuant to the provisions of Sections 1471 through 1474 of the Code; or

(l) any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k).

In addition, we will not pay additional amounts to a beneficial owner of a note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a note that is not the sole beneficial owner of such note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. The term “beneficial owner” includes any person holding a note on behalf of or for the account of a beneficial owner.

As used herein, the term “non-United States person” means a person that is not a United States person. The term United States person means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust. “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

Redemption for Tax Reasons

We may redeem a series of notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice at a redemption price equal to the principal amount of such notes plus any accrued interest and additional amounts to the date fixed for redemption if:

•

as a result of a change in or amendment to the tax laws, regulations or rulings of the United States or any political subdivision or taxing authority of or in the United States or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) that is announced or becomes effective on or after August 1, 2019, we have or will become obligated to pay additional amounts with respect to such series of notes as described above under “Payment of Additional Amounts”, or

•

on or after August 1, 2019, any action is taken by a taxing authority of, or any decision is rendered by a court of competent jurisdiction in, the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in the bullet point above, whether or not such action is taken or decision is rendered with respect to us, or any change, amendment, application or interpretation is officially proposed, which, in any such case, in the written opinion of independent legal counsel of recognized standing, will result in a material probability that we will become obligated to pay additional amounts with respect to such series of notes, and we in our business judgment determine that such obligations cannot be avoided by the use of reasonable measures available to us.

If we exercise our option to redeem a series of notes, we will deliver to the trustee a certificate signed by an authorized officer stating that we are entitled to redeem the notes and the written opinion of independent legal counsel if required.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes generally the material United States federal income and, in the case of non-United States Holders (as defined below), estate tax considerations with respect to your acquisition, ownership and disposition of a note if you are a beneficial owner of such note. Unless otherwise indicated, this summary addresses only notes purchased at original issue for their original offering price and held by beneficial owners as capital assets, and does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under United States federal income tax laws (for example, if you are an insurance company, tax-exempt organization, financial institution, broker or dealer in securities or currencies, trader in securities that elects to use the mark-to-market method of accounting for your securities holdings, person subject to the alternative minimum tax, United States expatriate, United States person with a functional currency other than the U.S. dollar, person that holds notes as part of an integrated investment (including a “straddle”), “controlled foreign corporation,” “passive foreign investment company,” person required to accelerate the recognition of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, or corporation that accumulates earnings to avoid United States federal income tax). If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our notes should consult its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our notes, as this summary does not address special tax considerations that may be relevant to such a partner. This summary does not discuss any aspect of state, local or non-United States taxation, or any United States federal tax considerations other than income and estate taxation.

This summary is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service, or IRS, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

We urge prospective investors in the notes to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax considerations of acquiring, holding and disposing of the notes.

United States Holders

This discussion applies to you if you are a “United States Holder.” For this purpose, a “United States Holder” is a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source;

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Payments of Interest

The U.S. dollar value of euro payable as interest on a note generally will be taxable to you as ordinary interest income at the time the interest accrues or is received, in accordance with your method of accounting for tax purposes, regardless of whether you receive payments in euro or in U.S. dollars. If you receive interest in U.S. dollars, you will be considered to have received interest in euro and sold those euro for U.S. dollars.

Cash Method Taxpayers

If you use the cash method of accounting for United States federal income tax purposes, the amount of interest income you recognize will be the U.S. dollar value of the euro you receive on each interest payment date, based on the U.S. dollar—euro exchange rate in effect on the date of receipt. You will not recognize exchange gain or loss with respect to the receipt of such payments.

Accrual Method Taxpayers

If you use the accrual method of accounting for United States federal income tax purposes, the amount of interest income you recognize will be determined using the average U.S. dollar—euro exchange rate in effect during the relevant accrual period. When an accrual period includes but does not end on the last day of your taxable year, the relevant U.S. dollar—euro exchange rate with respect to each partial accrual period will be the average U.S. dollar—euro exchange rate for such partial accrual period. Alternatively, you may elect to use the U.S. dollar—euro exchange rate on the last day of the relevant accrual period (or the last day of your taxable year, if the accrual period includes but does not end on the last day of your taxable year), or the payment date, if such date is within five business days of the last day of the accrual period, instead of the average U.S. dollar—euro exchange rate during the accrual period. If you make this election, it will apply to all debt instruments you hold on or after the beginning of the year in which the election is made and it cannot be revoked without the consent of the IRS.

Regardless of the method you use to accrue interest income, when you actually receive a payment of interest on a note you will recognize exchange gain or loss with respect to any differences in the U.S. dollar—euro exchange rate used to accrue such interest and the U.S. dollar—euro exchange rate on the payment date. Any exchange gain or loss recognized will be ordinary income or loss.

Sale, Exchange, Redemption or Disposition of a Note

Upon the sale, exchange, redemption or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between (i) the amount you realize on the sale, exchange, redemption or other taxable disposition, other than amounts, if any, attributable to accrued but unpaid stated interest and (ii) your adjusted tax basis in the note. The amount realized by you upon the sale, exchange, redemption or other taxable disposition of a note for euro will be the U.S. dollar value of the euro received (with the exception of amounts attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income), determined on the date of the sale, exchange, redemption or other taxable disposition (or, if the notes are traded on an established securities market, on the settlement date in the case of a note sold by a cash method taxpayer or an electing accrual method taxpayer). If you receive principal payment on your note in U.S. dollars, you will be considered to have received the principal in euro and sold those euro for U.S. dollars at the U.S. dollar—euro exchange rate on the date of payment. Your adjusted tax basis in a note generally will be the U.S. dollar value of the euro you paid to acquire the note determined on the date of acquisition (or, if the notes are traded on an established securities market, on the settlement date if you are a cash method taxpayer or you are an electing accrual method taxpayer).

The gain or loss you recognize on the sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss except to the extent it is attributable to movement in exchange rates between the time you purchased the note and the time of its disposition. Any such foreign currency exchange gain or loss will be treated as ordinary income or loss and is limited to the amount of overall gain or loss realized on the sale, exchange, redemption or other taxable disposition of your note. Any capital gain or loss will be long-term capital gain or loss if, at the time of the sale, exchange, redemption or other taxable disposition, you have held the note for more than one year. Under current United States federal income tax law, net long-term capital gains realized by taxpayers that are individuals, estates or trusts are eligible for taxation at preferential rates. The distinction between capital gain or loss and ordinary income or loss also is relevant for purposes of the limitation on the deductibility of capital losses.

Sale of Euro

If you sell or otherwise dispose of euro for U.S. dollars, you will have taxable gain or loss equal to the difference between the amount of U.S. dollars received and your tax basis in the euro. If you receive euro as interest on a note or on the sale, exchange, redemption or other taxable disposition of a note, your tax basis in such euro generally will be the U.S. dollar value of such euro when the interest is received or at the time of such sale, exchange, redemption or other taxable disposition (or, if the notes are traded on an established securities market, on the settlement date if you are a cash method taxpayer or you are an electing accrual method taxpayer). If you purchase euro, you generally will have a tax basis equal to the U.S. dollar value of such euro on the date of purchase. Any gain or loss on the sale or other disposition of euro (including the use of euro to purchase a note) will be ordinary income or loss.

Backup Withholding and Information Reporting

Unless you are an exempt recipient, a backup withholding tax and certain information reporting requirements may apply to payments we make to you of principal of, and interest or premium (if any) on, and proceeds of the sale or exchange before maturity of, a note. Backup withholding and information reporting will not apply to payments that we make on the notes to exempt recipients that establish their status as such, regardless of whether such entities are the beneficial owners of such notes or hold such notes as a custodian, nominee or agent of the beneficial owner. However, with respect to payments made to a custodian, nominee or agent of the beneficial owner, backup withholding and information reporting may apply to payments made by such custodian, nominee or other agent to you unless you are an exempt recipient and establish your status as such.

If you are not an exempt recipient (for example, if you are an individual), backup withholding will not be applicable to payments made to you if you (i) have supplied an accurate Taxpayer Identification Number (usually on an IRS Form W-9), (ii) have not been notified by the IRS that you have failed to properly report payments of interest and dividends and (iii) in certain circumstances, have certified under penalties of perjury that you have received no such notification and have supplied an accurate Taxpayer Identification Number. However, information reporting will be required in such a case.

Any amounts withheld from a payment to you by operation of the backup withholding rules will be refunded or allowed as a credit against your United States federal income tax liability, provided that any required information is furnished to the IRS in a timely manner.

Unearned Income Medicare Contribution

A tax of 3.8 percent is imposed on the amount of “net investment income” (or undistributed “net investment income,” in the case of an estate or trust) received by taxpayers with adjusted gross income above certain threshold amounts. “Net investment income” as defined for United States federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other disposition of the notes. Tax exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. You should consult your own tax advisors regarding the effect, if any, of this tax on your investment in the notes.

Non-United States Holders

This discussion applies to you if you are a “non-United States Holder.” A “non-United States Holder” is a beneficial owner of a note that is neither a United States Holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

Payments of Interest

Payments of interest that we make to you will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for one of the exceptions described below.

Subject to the discussion of backup withholding and FATCA below, no withholding of United States federal income tax will be required with respect to payments we make to you of interest provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	you have provided the required certifications as set forth in Section 871(h) and Section 881(c) of the Code.

To satisfy these certification requirements, you generally will be required to provide, prior to a payment of interest, a statement that:

•	is signed by you under penalties of perjury;

•	certifies that you are the beneficial owner of the notes and are not a United States Holder; and

•	provides your name and address.

This statement generally may be made on an IRS Form W-8BEN or W-8BEN-E or a substantially similar substitute form and you must inform the recipient of any change in the information on the statement within 30 days of such change. Special certification rules apply to non-United States Holders that are pass-through entities rather than corporations or individuals.

If you are engaged in a United States trade or business and interest received by you on a note is effectively connected with your conduct of such trade or business (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain), you will be exempt from the withholding of United States federal income tax described above, so long as you have provided an IRS Form W-8ECI or substantially similar substitute form stating that interest on the note is effectively connected with your conduct of a trade or business in the United States. In such a case, you will be subject to tax on interest you receive on a net income basis in the same manner as if you were a United States Holder. If you are a corporation, effectively connected income may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are not eligible for relief under one of the exceptions described above, the amount of any interest that we pay to you that is subject to withholding may be reduced if we qualify as an “80/20 company” for United States federal income tax purposes. A U.S. corporation that was an 80/20 company on August 10, 2010 generally continues to be an 80/20 company if at least 80% of its gross income during an applicable testing period is, directly or through subsidiaries, “active foreign business income,” and it does not add a substantial line of business to its operations. The 80% test for active foreign business income is computed annually. Although we believe that we currently are an 80/20 company, our operations and business plans may change in subsequent taxable years. Therefore, no assurance can be given regarding our classification as an 80/20 company for United States federal income tax purposes in the future.

In addition, regardless of whether we qualify as an 80/20 company, you may qualify for an exemption from, or a reduced rate of, United States federal withholding tax under a United States income tax treaty. In general, this exemption or reduced rate of tax applies only if you provide a properly completed IRS Form W-8BEN or W-8BEN-E or substantially similar form claiming benefits under an applicable income tax treaty.

Sale, Exchange, Redemption or Disposition of Notes

You generally will not be subject to United States federal income tax on any gain realized upon your sale, exchange, redemption or other taxable disposition of notes unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain); or

•

you are an individual, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your notes is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Backup Withholding and Information Reporting

The amount of interest we pay to you on notes will be reported to you and to the IRS annually on an IRS Form 1042-S even if you are exempt from the 30% withholding tax described above. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where you are resident under provisions of an applicable income tax treaty or agreement.

In addition, backup withholding tax and certain other information reporting requirements apply to payments of interest and certain reportable payments, unless an exemption applies. Backup withholding and information reporting will not apply to payments we make to you if you have provided under penalties of perjury the required certification of your non-United States person status as discussed above under “Payments of Interest” (and the applicable withholding agent does not have actual knowledge or reason to know that you are a United States Holder) or if you are an exempt recipient.

If you sell or redeem a note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or redemption will be subject to information reporting and backup withholding unless you provide a withholding certificate or other appropriate documentary evidence establishing that you are not a United States Holder to the broker and such broker does not have actual knowledge or reason to know that you are a United States Holder, or you are an exempt recipient eligible for an exemption from information reporting and backup withholding. If you sell or redeem a note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or redemption will be subject to information reporting unless you provide to such broker a withholding certificate or other documentary evidence establishing that you are not a United States Holder and such broker does not have actual knowledge or reason to know that such evidence is false, or you are an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that you are a United States Holder.

Any amounts withheld from a payment to you by operation of the backup withholding rules will be refunded or allowed as a credit against your United States federal income tax liability, if any, provided that you timely file a United States federal income tax return with the IRS claiming such refund or credit.

Estate Tax

A note held by an individual who at the time of death is a non-United States Holder will not be subject to United States federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such note are not effectively connected with such individual’s conduct of a United States trade or business.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly known as FATCA) may impose a 30% withholding tax on payments of any interest income on the notes, and gross proceeds from the disposition of the notes, to certain non-U.S. entities (whether such non-U.S. entities are beneficial owners or intermediaries), including certain foreign financial institutions and investment funds, unless such non-U.S. entity complies with certain specified information reporting and other requirements, including reporting requirements regarding its United States account holders (in the case of foreign financial institutions) or beneficial United States owners (in the case of non-financial foreign entities). Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, FATCA withholding does not apply to payments of gross proceeds from a disposition of a debt instrument. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. In addition, under certain circumstances, a non-United States Holder might be eligible for refunds or credits of any taxes imposed pursuant to FATCA. Prospective purchasers of the notes should consult their own tax advisors regarding these withholding and reporting provisions.

UNDERWRITING

Subject to the terms and conditions set forth in the terms agreement dated the date of this prospectus supplement, which incorporates by reference the underwriting agreement dated as of April 25, 2008, each of the underwriters named below, for whom Banco Santander, S.A., Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, HSBC Bank plc, J.P. Morgan Securities plc and Société Générale are acting as representatives, has severally agreed to purchase, and we have agreed to sell to each underwriter, the respective principal amount of each series of notes as set forth opposite the name of each underwriter below.

Underwriter	Principal Amount of 0.125% Notes due 2026	Principal Amount of 0.800% Notes due 2031	Principal Amount of 1.450% Notes due 2039
Banco Santander, S.A.	€67,000,000	€100,500,000	€100,500,000
Barclays Bank PLC	€67,000,000	€100,500,000	€100,500,000
Credit Suisse Securities (Europe) Limited	€67,000,000	€100,500,000	€100,500,000
Deutsche Bank AG, London Branch	€67,000,000	€100,500,000	€100,500,000
HSBC Bank plc	€67,000,000	€100,500,000	€100,500,000
J.P. Morgan Securities plc	€67,000,000	€100,500,000	€100,500,000
Société Générale	€67,000,000	€100,500,000	€100,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	€15,500,000	€23,250,000	€23,250,000
UBS AG, London Branch	€15,500,000	€23,250,000	€23,250,000

Total	€500,000,000	€750,000,000	€750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

We have been advised by the underwriters that the underwriters propose initially to offer some of the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer some of the notes to certain dealers at the public offering price less concessions not in excess of 0.150%, in the case of the notes due 2026, not in excess of 0.180%, in the case of the notes due 2031 and not in excess of 0.250%, in the case of the notes due 2039. The underwriters may allow, and these dealers may reallow, concessions not in excess of 0.075%, in the case of the notes due 2026, not in excess of 0.120%, in the case of the notes due 2031 and not in excess of 0.125%, in the case of the notes due 2039, of the principal amount of the notes on sales of the notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concessions. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by PMI
Per 0.125% Note due 2026	0.225%
Per 0.800% Note due 2031	0.300%
Per 1.450% Note due 2039	0.400%

In connection with the issuance of the notes, Barclays Bank PLC, as stabilizing manager (or persons acting on its behalf), may over-allot notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than 30 calendar days after the date on which PMI received the proceeds of the issue, or no later than 60 calendar days after the date of the allotment of the notes, whichever is the earlier. Such stabilization shall be conducted in accordance with all applicable laws and rules. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the stabilizing agent has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that any of the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.

We estimate that our total expenses of this offering, excluding underwriting discounts, will be approximately $2,070,000.

Each of the representatives and certain of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their affiliates have performed certain investment banking, advisory or general financing and banking services for us and our affiliates from time to time, for which they have received customary fees and expenses. Certain of the underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. The representatives or their affiliates and certain of the underwriters or their affiliates have been or are lenders in connection with our existing credit facilities or dealers in connection with our commercial paper programs. These companies receive standard fees for their services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the notes will be made against payment therefor on or about August 1, 2019, which will be the third business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the second business day prior to August 1, 2019 will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next succeeding business day should consult their own advisors.

Although application will be made to list the notes on the New York Stock Exchange, the notes are new issues of securities with no established trading market. We cannot assure you that the notes will have a liquid trading market. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice.

OFFERING RESTRICTIONS

This prospectus supplement and the attached prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

Each of the underwriters has severally represented and agreed that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the notes, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as agreed to with us in advance of such offer, sale or delivery.

Notice to Prospective Investors in the European Economic Area

Each underwriter has separately represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the New Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Notice to Prospective Investors in Singapore

Each underwriter has also severally represented and agreed that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the Securities and Futures Act. Accordingly, it may not offer or sell the notes or make the notes the subject of an invitation for subscription or purchase nor may it circulate or distribute this prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Each of the following relevant persons specified in Section 275 of the Securities and Futures Act which has subscribed or purchased notes, namely a person who is:

(a)

a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor;

should note that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 of the Securities and Futures Act except:

(i)

to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act;

(ii)	no consideration is given for the transfer; or

(iii)	by operation of law.

Singapore Securities and Futures Act Product Classification

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facilities in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing materials relating to the offering, nor us nor the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision of any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, or “FINMA”, and investors in the notes will not benefit from protection or supervision by such authority.

Notice to Prospective Investors in the United Kingdom, Hong Kong, Japan and Canada

Each underwriter has also severally represented and agreed that:

(a)

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

(b)

(i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (1) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (2) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies

Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance;

(c)

the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended; the “FIEL”), and it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan; and

(d)

it has offered or sold and will offer or sell the notes in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the attached prospectus information that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the attached prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and the attached prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 1-33708:

•	our Annual Report on Form 10-K for the year ended December 31, 2018,

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2019 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018,

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and

•	our Current Reports on Form 8-K filed with the SEC on January 29, 2019, February 12, 2019, March 7, 2019, May 1, 2019, May 1, 2019 and May 23, 2019.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 1-33708 (other than information in such filings that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement, the attached prospectus and in our other filings with the SEC.

You may obtain a free copy of these filings from us by writing to or telephoning us at the following address and telephone number:

Philip Morris International Inc.

120 Park Avenue

New York, New York 10017-5579

Attention: Deputy General Counsel and Corporate Secretary

Telephone: +1 (917) 663–2000

LEGAL MATTERS

The validity of the notes will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP will rely upon Hunton Andrews Kurth LLP as to matters of Virginia law. Eversheds Sutherland (US) LLP, Washington, D.C. is also representing us with respect to United States federal tax laws.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Philip Morris International Inc.

Debt Securities

Warrants to Purchase Debt Securities

Philip Morris International Inc. may offer from time to time debt securities or warrants to purchase debt securities. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

Investing in the securities involves risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2017

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities and warrants to purchase debt securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

Unless otherwise indicated, all references in this prospectus to “us,” “our” or “we” refer to Philip Morris International Inc. and its subsidiaries.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and all financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.pmi.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000. You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

i

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 001-33708:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2016 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015; and

•	our Current Reports on Form 8-K filed with the SEC on January 30, 2017, February 2, 2017 (the Item 8.01 Form 8-K only) and February 7, 2017.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 001-33708. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Philip Morris International Inc.

120 Park Avenue

New York, New York 10017

Attention: Corporate Secretary

Telephone: (917) 663 - 2000

ii

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contain forward-looking statements. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and whether to invest in or remain invested in our securities. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we have identified important factors in the documents incorporated by reference that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by us; any such statement is qualified by reference to these cautionary statements. We elaborate on these and other risks we face in the documents incorporated by reference. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider risks discussed in the documents incorporated by reference to be a complete discussion of all potential risks or uncertainties. We do not undertake to update any forward-looking statement that we may make from time to time except in the normal course of our public disclosure obligations.

iii

THE COMPANY

General

We are a Virginia holding company incorporated in 1987. Our subsidiaries and affiliates and their licensees are engaged in the manufacture and sale of cigarettes, other tobacco products and other nicotine containing products in markets outside of the United States of America. Our products are sold in more than 180 markets and, in many of these markets, they hold the number one or number two market share position. We have a wide range of premium, mid-price and low-price brands. Our portfolio comprises both international and local brands.

Our portfolio of international and local brands is led by Marlboro, the world’s best-selling international cigarette, which accounted for approximately 35% of our total 2016 shipment volume. Marlboro is complemented in the premium-price category by Parliament and Virginia S. Our leading mid-price brands are L&M, Lark, Merit, Muratti and Philip Morris. Other leading international brands include Bond Street, Chesterfield, Next and Red & White.

We also own a number of important cigarette local brands, such as Dji Sam Soe, Sampoerna and U Mild in Indonesia; Champion, Fortune and Jackpot in the Philippines; Apollo-Soyuz and Optima in Russia; Morven Gold in Pakistan; Boston in Colombia; Belmont, Canadian Classics and Number 7 in Canada; f6 in Germany; Delicados in Mexico; Assos in Greece, and Petra in the Czech Republic and Slovakia. While there are a number of markets where local brands remain important, international brands are expanding their share in numerous markets. With international brands contributing approximately 77% of our shipment volume in 2016, we are well positioned to continue to benefit from this trend.

In addition to the manufacture and sale of cigarettes and other tobacco products, we are engaged in the development and commercialization of Reduced-Risk Products (“RRPs”). RRPs is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of RRPs in various stages of development, scientific assessment and commercialization. Because our RRPs do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

Our principal executive offices are located at Philip Morris International Inc., 120 Park Avenue, New York, New York 10017-5579, our telephone number is +1 (917) 663 - 2000 and our website is www.pmi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

Other

We are a legal entity separate and distinct from our direct and indirect subsidiaries. Accordingly, our right, and thus the right of our creditors and stockholders, to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior rights of creditors of such subsidiary, except to the extent that claims of our company itself as a creditor may be recognized. As a holding company, our principal sources of funds, including funds to make payment on our debt securities, are from the receipt of dividends and repayment of debt from our subsidiaries. Our principal wholly owned and majority-owned subsidiaries currently are not limited by long-term debt or other agreements in their ability to pay cash dividends or to make other distributions with respect to their common stock.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities and debt warrants and the net proceeds, if any, from the exercise of debt warrants, for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

We expect to issue long-term and short-term debt from time to time. The nature and amount of our long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time as a result of business requirements, market conditions and other factors.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings available for fixed charges to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Years Ended December 31,
	2016	2015	2014	2013	2012
Ratios of earnings to fixed charges	9.6	8.9	9.4	11.3	12.7

Earnings available for fixed charges represent earnings before income taxes and fixed charges excluding capitalized interest, net of amortization. Fixed charges represent interest expense, amortization of debt discount and expenses and capitalized interest, plus that portion of rental expense estimated to be the equivalent of interest.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture dated as of April 25, 2008 between us and HSBC Bank USA, National Association, as trustee.

This prospectus briefly describes the material indenture provisions. Those descriptions are qualified in all respects by reference to the actual text of the indenture. For your reference, in the summary that follows, we have included references to section numbers of the indenture so that you can more easily locate these provisions. In cases where portions of the summary are taken from more than one section of the indenture, we have referred only to the section of the indenture that is principally applicable to that part of the summary. A copy of the indenture is listed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, or the Trust Indenture Act, certain terms of which are made part of the indenture by reference.

The material financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus. The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

Prospective purchasers of debt securities should be aware that special United States federal income tax, accounting and other considerations not addressed in this prospectus may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Capitalized terms used below are defined under “Defined Terms.” In this “Description of Debt Securities” section, references to “we,” “us” and “our” are only to Philip Morris International Inc. and not its subsidiaries.

General

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture and provides that additional debt securities may be issued up to the aggregate principal amount authorized by a board resolution. We may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount or at a premium. The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price and other terms of those debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or their manner of determination;

•	if the debt securities will bear interest:

º	the interest rate or rates;

º	the date or dates from which any interest will accrue;

º	the interest payment dates for the debt securities; and

º	the regular record date for any interest payable;

or, in each case, their method of determination;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•

the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements;

•

the terms on which we would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms and conditions on which the debt securities will be so redeemed or purchased in whole or in part;

•	if denominations other than $1,000 or any integral multiple of $1,000, the denominations in which the debt securities will be issued;

•

the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their entire principal amount; these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below;

•	any trustees, paying agents, transfer agents, registrars, depositaries or similar agents with respect to the debt securities;

•	currency or currency units in which the debt securities will be denominated and payable, if other than U.S. dollars;

•

whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

•

whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary, if any, for the global securities, whether permanent or temporary (including the circumstances under which any temporary global debt securities may be exchanged for definitive debt securities);

•	whether the debt securities will be convertible or exchangeable into other of our or another company’s securities and the terms and conditions of any such conversion or exchange;

•

any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts;

•	the form of the debt securities;

•	whether and to what extent the debt securities are subject to defeasance on terms different from those described under the heading “Defeasance”;

•	if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture; and

•	any other specific terms of the debt securities.

(Section 301)

We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price of the securities and the rate at which and the date from which discount will accrete.

We may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in the prospectus supplement. (Section 301)

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Consolidation, Merger or Sale

Under the indenture, we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person unless:

•

the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, payment of the principal of and any premium and interest (including any additional amounts payable) on all the debt securities and the performance of every covenant of the indenture;

•

after giving effect to the transaction, no Event of Default with respect to any series of debt securities, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing;

•

the successor corporation assuming the debt securities agrees, by supplemental indenture, to indemnify the individuals liable therefor for the amount of United States federal estate tax paid solely as a result of such assumption in respect of debt securities held by individuals who are not citizens or residents of the United States at the time of their death; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with these provisions.

(Section 801)

The successor corporation will assume all of our obligations under the indenture as if it were an original party to the indenture. After assuming such obligations, the successor corporation will have all of our rights and powers under the indenture. (Section 802)

Waivers Under the Indenture

Under the indenture, the holders of not less than a majority in aggregate principal amount of all affected series of the outstanding debt securities (voting as a single class), may on behalf of all holders of such affected series:

•	waive our compliance with certain covenants of the indenture; and (Section 1009)

•	waive any past default under the indenture, except:

º	a default in the payment of the principal of, or any premium or interest on, any debt securities; and

º	a default with respect to a covenant or provision of the indenture which itself cannot be modified or amended without the consent of the holder of each affected debt security.

(Section 513)

Events of Default

When we use the term “Event of Default” in the indenture with respect to a particular series of debt securities, we mean any of the following:

•	we fail to pay any installment of interest on any debt security of that series for 30 days after payment was due;

•	we fail to make payment of the principal of, or any premium on, any debt security of that series when due;

•	we fail to make any sinking fund payment when due with respect to debt securities of that series;

•

we fail to perform, or breach, any other covenant or warranty in respect of any debt security of that series contained in the indenture or in such debt securities or in the applicable board resolution under which such series is issued and this failure or breach continues for 90 days after we receive written notice of it from the trustee or holders of 25% in aggregate principal amount of all outstanding series of the debt securities or, with respect to any such covenant or agreement which is not applicable to all series of debt securities, by the holders of at least 25% in aggregate principal amount of the affected series (in each case voting as a single class);

•	we or a court take certain actions relating to bankruptcy, insolvency or reorganization of our company; or

•	any other event of default that may be specified for the debt securities of the series or in the board resolution with respect to the debt securities of that series.

(Section 501)

The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

A default with respect to a single series of debt securities under the indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the indenture. A default under our other indebtedness will not be a default under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or any premium or interest, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)

If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving our bankruptcy, insolvency or reorganization), either the trustee or the holders of at least 25% in aggregate principal amount of all outstanding series of the debt securities to which it is applicable or, if such default is not applicable to all series of the debt securities, the holders of at least 25% in principal amount of all series to which it is applicable (in each case voting as a single class) may require us upon notice in writing to us, to immediately repay the entire principal (or, in the case of (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.

If an Event of Default occurs which involves our bankruptcy, insolvency or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities and accrued interest on all debt securities of each series then outstanding will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, other than the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 507) The holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)

The indenture requires us to file each year with the trustee, an officer’s certificate that states that:

•	the signing officer has supervised a review of our activities during such year and performance under the indenture; and

•	to the best of his or her knowledge, based on the review, we comply with all conditions and covenants of the indenture. (Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the indenture requires us to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency or currency unit. (Section 515)

Payment and Transfer

We will pay the principal of, and any premium and interest on, debt securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that we will specify in accordance with the indenture. We will pay the principal of, and any premium on, debt securities only against surrender of those debt securities. Any other payments will be made as set forth in the applicable prospectus supplement. Holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency, maintained for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 307)

Restrictive Covenants

The indenture includes the following restrictive covenants:

Limitations on Liens

The indenture limits the amount of liens that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:

•

in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws or regulations in effect at the time of such issuance;

•	liens existing on the date of the indenture;

•

liens on property or shares of capital stock existing at the time we or any of our Subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

•

liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing three bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and/or any of our Subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the liens plus the value of Sale and Leaseback Transactions does not at the time exceed 15% of Consolidated Net Tangible Assets. (Section 1007)

At December 31, 2016, our Consolidated Net Tangible Assets were $ 8.8 billion.

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by us or any of our Subsidiaries of any Principal Facility is prohibited, unless within 90 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of non-subordinated indebtedness for money borrowed with more than one year stated maturity, including our debt securities, except that such sales and leasebacks are permitted to the extent that the “value” thereof plus the other secured debt referred to in the penultimate paragraph above in the subsection entitled “Restrictive Covenants—Limitations on Liens” does not at the time exceed 15% of our Consolidated Net Tangible Assets. (Section 1008)

There are no other restrictive covenants in the indenture. The indenture does not require us to maintain any financial ratios, minimum levels of net worth or liquidity or restrict the incurrence of indebtedness, the makeup of asset sales, the payment of dividends, the making of other distributions on our capital stock or the redemption or purchase of our capital stock. Moreover, the indenture does not contain any provision requiring us to repurchase or redeem any debt securities or debt warrants or modify the terms thereof or afford the holders thereof any other protection in the event of our change of control, any highly leveraged transaction or any other event involving us that may materially adversely affect our creditworthiness or the value of the debt securities or debt warrants.

Defined Terms

We define Subsidiaries as any corporation of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees of such corporation is at the time, directly or indirectly, owned or controlled by us or by one or more Subsidiaries or by us and one or more Subsidiaries. (Section 101)

We define Principal Facility as all real property constituting part of any manufacturing plant or distribution facility owned and operated by us or any Subsidiary, together with such manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes, but excluding trade fixtures, business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials. The term Principal Facility shall not include any particular manufacturing plant or distribution facility as of any particular date unless its net book value exceeds 0.75% of Consolidated Net Tangible Assets. (Section 1007)

We define a Sale and Leaseback Transaction as the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any Subsidiary will be discontinued on or before the expiration of such period. (Section 1008)

We define Consolidated Net Tangible Assets as the excess over current liabilities of all assets appearing on our most recent quarterly or annual consolidated balance sheet, less goodwill and other intangible assets and the minority interests of others in Subsidiaries. (Section 101)

Global Securities

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

We may issue the global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered owners or holders of these debt securities under the indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary. (Section 308)

We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•	we deliver to the trustee for securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to debt securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

You may transfer or exchange certificated securities at any office that we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that we are required to pay in connection with a transfer or exchange. (Section 305)

Registration of Transfer

You may effect the transfer of certificated securities and the right to receive the principal of, and any premium and interest on, certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•

issue, register the transfer of or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

(Section 305)

Exchange

At your option, you may exchange your debt securities of any series, except a global security, for an equal principal amount of other debt securities of the same series having authorized denominations upon surrender to our designated agent.

We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive form. In this case, we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.

Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance

Legal Defeasance

Unless otherwise specified in the prospectus supplement, we can legally release ourselves from all of our obligations, with certain limited exceptions, on any series of debt securities. This is called legal defeasance. In order to achieve legal defeasance:

•

we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•

we have delivered to the trustee an opinion of counsel confirming that (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the issuance date of the debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the legal defeasance have been complied with.

Covenant Defeasance

Unless specified in the prospectus supplement, we can make the same type of deposit described above under “Defeasance—Legal Defeasance” and be released from the restrictive covenants on any series of debt securities. This is called covenant defeasance. In order to achieve covenant defeasance:

•

we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•

we have delivered to the trustee an opinion of counsel confirming that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the covenant defeasance have been complied with.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:

•	our promises previously described under “Restrictive Covenants—Limitation on Liens;”

•	our promises previously described under “Restrictive Covenants—Sale and Leaseback Transactions;”

•	the events of default relating to breach of such covenants, described under “Events of Default;” and

•	certain other covenants applicable to the series of debt securities and described in the prospectus supplement.

(Sections 402-404)

Payments of Unclaimed Moneys

Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to us at our request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of debt securities, we and the trustee may supplement the indenture, among other things, to:

•	pledge property to the trustee as security for the debt securities;

•	reflect that another entity has succeeded us and assumed the covenants and obligations of us under the debt securities and the indenture;

•

cure any ambiguity or inconsistency in the indenture or in the debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•	establish the form and terms of any series of debt securities as provided in the indenture;

•

add to our covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•	add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•	change the trustee or provide for an additional trustee; or

•	modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments to that Act.

(Section 901)

Supplemental Indentures Requiring Consent of Holders

With the consent of the holders of not less than a majority in principal amount of all series of the debt securities that would be affected by a modification of the indenture (voting as a single class), the indenture permits us and the trustee to supplement the indenture or modify in any way the terms of the indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, we and the trustee may not:

•	modify the maturity date of, or any installment of principal or interest on, any debt security, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•	reduce the rate of payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•	change any of our obligations to pay additional amounts under the indenture;

•	reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt security by us, or the time when the redemption, repayment or purchase may be made;

•	make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•

reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•	impair any right of repayment or purchase at the option of any holder of debt securities;

•

reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption; or

•	reduce the percentage in principal amount of the outstanding debt securities required to supplement the indenture or to waive any of its provisions.

(Section 902)

A supplemental indenture that modifies or eliminates a provision that has been included solely for the benefit of the holders of one or more series of debt securities will not affect the rights under the indenture of holders of other series of debt securities.

As described in the first paragraph of this subsection, as well as above under “Waivers Under the Indenture” and “Events of Default” above, the indenture provides for a voting mechanism whereby all series of debt securities that may be affected (voting as a single class) will be permitted to approve certain waivers or amendments that affect all such series of debt securities. Therefore, series of debt securities in the aggregate (voting as a single class) may, in certain circumstances, approve waivers or amendments applicable to a class of debt securities that is also affected by such waiver or amendment and that did not vote in favor of such waiver or amendment.

Redemption

The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. We must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

•	the redemption date;

•	the redemption price;

•	the place or places of payment;

•	the CUSIP or ISIN number of the debt securities being redeemed;

•	in the case of partial redemption, the principal amount being redeemed;

•	whether the redemption is pursuant to a sinking fund; and

•	that on the redemption date, interest, or, in the case of OID debt securities, original issue discount, will cease to accrue.

(Section 1104)

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, we may select the particular series to be redeemed; if less than all the debt securities of a series are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair and appropriate. (Section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Concerning the Trustee

HSBC Bank USA, National Association is the trustee under the indenture. HSBC Bank USA, National Association or its affiliates make loans to and perform certain other services for us and certain of our subsidiaries and affiliates. Among other services, HSBC Bank USA, National Association or its affiliates provide us and our affiliates with investment banking and cash management services, foreign exchange and investment custody account services, and participate in our credit facilities and those of our affiliates.

Governing Law

The laws of the State of New York govern the indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF DEBT WARRANTS

We may issue debt warrants in registered certificated form for the purchase of debt securities. We may issue debt warrants separately or together with any debt securities offered by any prospectus supplement. If issued together with any debt securities, debt warrants may be attached to or separate from such debt securities. Debt warrants will be issued under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, all as set forth in the prospectus supplement relating to the particular issue of debt warrants. The debt warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A form of debt warrant agreement, including a form of debt warrant certificate, reflecting the particular terms and provisions of a particular issue of debt warrants, will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of any form of debt warrant agreement that has been filed. Summaries of certain provisions of the debt warrant agreements and debt warrant certificates follow. You should read the more detailed provisions of the forms of debt warrant agreement and debt warrant certificate and any additional terms relating to the particular issue of debt warrants, which will be described in detail in the applicable prospectus supplement, for additional information before you buy any debt warrants.

General

The prospectus supplement will describe the terms of the debt warrants offered thereby, the debt warrant agreements relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each such debt security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise, and any provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the debt warrants will commence and the date on which such right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	United States federal income tax consequences;

•	the identity of the debt warrant agent; and

•	any other terms of the debt warrants.

Debt warrant certificates may be exercised, and those that have been issued separately or, if issued together with debt securities, once detachable, may be exchanged for new debt warrant certificates of different denominations and may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. A debt warrant certificate that is not immediately detachable from a debt security may be exchanged or transferred only with the debt securities to which it was initially attached, and only in connection with the exchange or transfer of such debt securities. Debt warrants for the purchase of debt securities will be in registered form only.

Exercise of Debt Warrants

Each debt warrant will entitle its holder to purchase for cash such principal amount of debt securities at such exercise price as will in each case be set forth in, or calculable from, the applicable prospectus supplement relating to the debt warrants. Each holder of a debt warrant may exercise it at any time up to 5:00 p.m., New York City time, on the debt warrant expiration date set forth in the applicable prospectus supplement. After such time, or such later date to which such debt warrant expiration date may be extended by us, unexercised debt warrants will be void.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hunton & Williams LLP, New York, New York, and for any underwriters, agents or dealers by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP will rely upon Hunton & Williams LLP as to matters of Virginia law. Eversheds Sutherland (US) LLP, Washington, D.C. is also representing us with respect to United States federal tax laws.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Philip Morris International Inc.

€500,000,000

0.125% Notes due 2026

€750,000,000

0.800% Notes due 2031

€750,000,000

1.450% Notes due 2039

Joint Book-Running Managers

Barclays	Credit Suisse	Deutsche Bank	HSBC	J.P. Morgan	Santander	Société Générale Corporate & Investment Banking

Co-Managers

BBVA	UBS Investment Bank